                                                               EXHIBIT 99(A)(10)
                             SHAW INDUSTRIES, INC.

     OFFER TO PURCHASE FOR CASH UP TO 8,000,000 SHARES OF ITS COMMON STOCK (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)
                  AT A PURCHASE PRICE NOT IN EXCESS OF $14.00
                         NOR LESS THAN $11.00 PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 9, 1998, UNLESS THE OFFER IS EXTENDED.

To the Participants in the Shaw Industries, Inc.
    Retirement Savings Plan (the "Retirement Savings Plan"):

     Enclosed for your consideration are the Offer to Purchase, dated February 9, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Shaw Industries, Inc., a Georgia corporation (the "Company"), to purchase up to 8,000,000 shares of its Common Stock (the "Common Stock"), including the associated rights to purchase Series A Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement between the Company and NationsBank, N.A., as successor to Citizens and Southern Trust Company (Georgia), N.A. (together, the Common Stock and the Rights are referred to as the "Shares"), at a price not in excess of $14.00 nor less than $11.00 per Share, as specified by tendering shareholders, upon the terms and conditions set forth in the Offer.
     Price Per Share. The Company will determine a single price per Share, not in excess of $14.00 nor less than $11.00 per Share, net to the Seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase up to 8,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price). All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration, odd lot provisions and conditional tender provisions. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or conditional tenders. See Section 1 of the Offer to Purchase.
     Priority of Purchase of Shares. As described in Section 1 of the Offer to Purchase, if more than 8,000,000 Shares have been validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase), the Company will purchase properly tendered Shares in the following order of priority:
          (a) First, all Shares properly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:
             (1) tenders all Shares beneficially owned by such Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all Shares owned by such shareholder will not qualify for this preference); and
             (2) completes the box captioned "Odd Lots" on the Letter of
        Transmittal and, if applicable, on the Notice of Guaranteed Delivery;
        and

          (b) Second, after purchase of all of the foregoing Shares, all Shares conditionally tendered in accordance with Section 6, for which the condition was satisfied without regard to the procedure set forth in clause
     (c) below, and all other Shares tendered properly and unconditionally, in each case, at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis (with adjustments to avoid purchases of fractional Shares) as described below; and

          (c) Third, if necessary to permit the Company to purchase up to 8,000,000 Shares, Shares conditionally tendered, for which the condition was not initially satisfied, at or below the Purchase Price and not withdrawn prior to the Expiration Date, selected by random lot in accordance with Section 6.

     Shares Held in the Retirement Savings Plan. The Trustee of the Retirement Savings Plan, State Street Bank and Trust Company, is the owner of record of the Shares held for your account in the Retirement Savings Plan. As such, it is the only one who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; however, you cannot use it to tender Shares the Trustee holds in your account under the Retirement Savings Plan. As discussed below, the Letter of Transmittal may be used for Shares you hold separately from those Shares in your account under the Retirement Savings Plan.

     WE CALL YOUR ATTENTION TO THE FOLLOWING:

          1. You may tender Shares at prices (in multiples of $0.25) not in excess of $14.00 nor less than $11.00 per Share as indicated in the attached Instruction Form.

          2. You may tender your Shares conditioned upon the Company's purchasing all or a minimum number of your Shares.

          3. The Offer is not conditioned on any minimum number of Shares being tendered pursuant to the Offer. The Offer is, however, subject to certain conditions. See Section 5 of the Offer to Purchase.

          4. The Offer, proration period and withdrawal rights will expire at Midnight, New York City time, on Monday, March 9, 1998, unless the Company extends the Offer. Participants in the Retirement Savings Plan must forward the attached Instruction Form to an independent fiduciary to be appointed by the Company (the "Independent Fiduciary"). This Instruction Form must be forwarded to the Independent Fiduciary at the address listed on the Instruction Form by Wednesday, March 4, 1998 in order to provide ample time to permit the Independent Fiduciary to instruct the Trustee to submit a tender on your behalf.

          5. The Offer is for up to 8,000,000 Shares, constituting approximately 6.1% of the Shares outstanding as of January 30, 1998.

          6. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          7. If you beneficially held, on the date of tender, an aggregate of fewer than 100 Shares and you instruct the Independent Fiduciary to instruct the Trustee to tender on your behalf all such Shares at or below the Purchase Price before the expiration of the Offer and complete the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the Purchase Price.

          8. If you are the beneficial owner of Shares that you do not want to be subject to proration, if any, if purchased pursuant to the Offer, you may direct the Independent Fiduciary to instruct the Trustee to tender such Shares on your behalf subject to the condition that at least a designated minimum or none of the Shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of Shares to be tendered.

          9. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares.

     Tendering Your Shares in the Retirement Savings Plan. If you wish to have the Trustee tender any or all of your Shares in the Retirement Savings Plan, please so instruct the Independent Fiduciary accordingly by completing, executing and returning to the Independent Fiduciary the attached Instruction Form. The Independent Fiduciary will then instruct the Trustee to tender your shares in accordance with your instructions. An envelope addressed to the Independent Fiduciary to return your Instruction Form is enclosed. Do not return the Instruction Form to the Company. The Instruction Form must be returned to the Independent Fiduciary who has been appointed as an independent fiduciary to keep your instructions confidential. If you authorize the Independent Fiduciary to instruct the Trustee to tender your Shares in the Retirement Savings Plan, the Trustee will tender all such Shares unless you specify otherwise on the attached

Instruction Form. The Independent Fiduciary will aggregate all such tenders and accordingly instruct the Trustee to execute the Letters of Transmittal on behalf of all participants.

     DELIVERY OF A LETTER OF TRANSMITTAL BY A RETIREMENT SAVINGS PLAN PARTICIPANT OF RETIREMENT SAVINGS PLAN SHARES DOES NOT CONSTITUTE PROPER TENDER OF RETIREMENT SAVINGS PLAN SHARES. PROPER TENDER OF RETIREMENT SAVINGS PLAN SHARES CAN ONLY BE MADE BY THE TRUSTEE, WHO IS THE RECORD OWNER OF SUCH SHARES.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO THE INDEPENDENT FIDUCIARY BY WEDNESDAY, MARCH 4, 1998, IN ORDER TO PROVIDE AMPLE TIME TO PERMIT THE INDEPENDENT FIDUCIARY TO INSTRUCT THE TRUSTEE TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 9, 1998, UNLESS THE OFFER IS EXTENDED.

     Keeping Your Shares in the Retirement Savings Plan. If you do not wish to tender your Shares held in the Retirement Savings Plan, you do not need to take any action.

     Tendering Shares NOT Held in the Retirement Savings Plan. If you desire to tender Shares, other than Retirement Savings Plan Shares, you must properly complete and duly execute a Letter of Transmittal for such Shares and deliver such Letter of Transmittal to the Depositary. THE TRUSTEE CANNOT INCLUDE NON-RETIREMENT SAVINGS PLAN SHARES IN ITS LETTERS OF TRANSMITTAL.

     THE COMPANY IS NOT MAKING THE OFFER TO, NOR WILL ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES IN ANY JURISDICTION IN WHICH THE OFFER OR ITS ACCEPTANCE WOULD VIOLATE THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON THE COMPANY'S BEHALF BY A REGISTERED BROKER OR DEALER LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                                        SHAW INDUSTRIES, INC.

                                            Plan Administrator, Shaw Industries,
                                                    Inc. Retirement Savings Plan

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

                                INSTRUCTION FORM

                             SHAW INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLAN

                     WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH UP TO 8,000,000 SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)

              OF SHAW INDUSTRIES, INC. AT A PURCHASE PRICE NOT IN
                EXCESS OF $14.00 NOR LESS THAN $11.00 PER SHARE

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER ENCLOSED MATERIALS.

To:              INDEPENDENT FIDUCIARY
                 RETIREMENT SAVINGS PLAN
                 CORPORATE REORGANIZATIONS
                 P.O. BOX 9573
                 BOSTON, MA 02205-9573

From:            -------------------------------------,   Social Security
                        Retirement Savings Plan           Number:
                              Participant                         ------------
Participant's
Address:
                 -------------------------------------

                 -------------------------------------

                 -------------------------------------

--------------------------------------------------------------------------------

     The undersigned acknowledges receipt of your letter, and the enclosed Offer to Purchase, dated February 9, 1998, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Shaw Industries, Inc., a Georgia corporation (the "Company"), to purchase for cash up to 8,000,000 shares of its Common Stock (the "Common Stock"), including the associated rights to purchase Series A Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement between the Company and NationsBank, N.A. as successor to Citizens and Southern Trust Company (Georgia), N.A. (together, the Common Stock and the Rights are referred to as the "Shares"), at a price not in excess of $14.00 nor less than $11.00 per Share, on terms and subject to conditions of the Offer.

     The Company will determine a single price per Share (not in excess of $14.00 nor less than $11.00 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase up to 8,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer.

     I hereby instruct the Independent Fiduciary appointed by the Company to instruct State Street Bank and Trust Company, as Trustee (the "Trustee") of the Shaw Industries, Inc. Retirement Savings Plan (the "Retirement Savings Plan"), to tender to the Company, in accordance with the terms and subject to the conditions set forth in the Offer to Purchase, dated February 9, 1998, and the related Letter of Transmittal, a copy of which I have received and read, the indicated number of Shares or, if no number is indicated, all Shares for the account of the undersigned, of the Company's Common Stock allocated to my Retirement Savings Plan account at a price per Share indicated below, and subject to the condition, if any, indicated in the box marked "Conditional Tender," below upon the terms of the Offer. I understand that my instructions will be kept confidential from the Company. The Company will return Shares tendered at prices greater than the Purchase Price, any Shares not purchased because of proration and any Shares not purchased because they were conditionally tendered.

-------------------------------------------------
                  SIGNATURE BOX

     Signature:
     ---------------------------------------

     Dated:
     ---------------------------------------
     Name and Address
     (Please Print):
     ---------------------------------------

     ---------------------------------------

     ---------------------------------------
     Area Code and
     Telephone Number:
     ---------------------------------------

     Social Security Number:
     ---------------------------------------
-------------------------------------------------

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                           AGGREGATE NUMBER OF SHARES
   TO BE TENDERED:(1)
                     ---------------------------------
                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

              CHECK ONLY ONE BOX

        [ ]  $11.00        [ ]   $12.75

        [ ]  $11.25        [ ]   $13.00

        [ ]  $11.50        [ ]   $13.25

        [ ]  $11.75        [ ]   $13.50

        [ ]  $12.00        [ ]   $13.75

        [ ]  $12.25        [ ]   $14.00

        [ ]  $12.50


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
     [ ]  CONDITIONAL TENDER
     UNLESS THIS BOX HAS BEEN COMPLETED AND
     A MINIMUM SPECIFIED, THE TENDER WILL BE
     DEEMED UNCONDITIONAL (SEE SECTIONS 1
     AND 2 OF THE OFFER TO PURCHASE)
     Minimum number of Shares that must be
     purchased if any are purchased:
                        Shares
     ------------------

------------------------------------------------------

------------------------------------------------------

     [ ]  ODD LOTS
     By checking this box, the undersigned
     represents that the undersigned, on the
     date of tender, beneficially owns an
     aggregate of fewer than 100 Shares and
     is instructing the holder to tender all
     such Shares.

------------------------------------------------------

---------------

(1) Unless otherwise indicated, it will be assumed that all of the Shares held for the account of the undersigned are to be tendered.